Opinion of Hogan & Hartson, LLP







                                December 31, 1996



Board of Directors
Orion Network Systems, Inc.
2440 Research Boulevard, Suite 400
Rockville, Maryland 20850

Gentlemen:

                  This firm has acted as counsel to Orion Network Systems, Inc. (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 600,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company, issuable under the Orion Network Systems, Inc. Employee Stock Purchase Plan (the "Purchase Plan") and the Orion Network Systems, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan")
(collectively, the "Plans"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with such registration.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2.       A copy of the Plans, as certified by the Secretary of
                           the   Company  on  the  date  hereof  as  then  being
                           complete, accurate and in effect.

                  3. The Restated Certificate of Incorporation of the Company, as amended (the "Charter"), as certified by the Secretary of State of the State of Delaware on September 26, 1996 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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                  4.       The By-laws of the Company,  as amended, as certified
                           by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  5. Resolutions and consents of the Board of Directors of the Company adopted on December 10, 1996 as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect relating to, among other things, approval of the Plans.

                  We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company or its subsidiaries. In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the authenticity, accuracy and completeness and conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the authenticity and accuracy of the foregoing certifications of corporate officers, on which we are relying, and have made no independent investigations thereof. This opinion is given in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law) and, in the case of the Purchase Plan, subject to the approval of the Company's shareholders in accordance with the Charter and applicable law, will be validly issued, fully paid and non-assessable by the Company.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been

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prepared solely for your use in connection  with the filing of the  Registration
Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                       Very truly yours,


                                                       /s/HOGAN & HARTSON L.L.P.
                                                       -------------------------
                                                       HOGAN & HARTSON  L.L.P.